Exhibit 10.2

RELEASE AND SEPARATION AGREEMENT

This RELEASE AND SEPARATION AGREEMENT (this “Agreement”) is entered into by and between Jay A. Nutt (“Employee”) and ChampionX Corporation (the “Company”) as of January 19, 2021, pursuant to the terms of that certain Transition Letter Agreement (the “Transition Letter”), dated January 15, 2021, by and between Employee and the Company. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Transition Letter. In exchange for the consideration set forth in the Transition Letter, Employee hereby agrees as follows:

1. Release.

(a) Employee, on behalf of Employee and Employee’s heirs, spouse, executors, administrators, successors and assigns, hereby voluntarily, unconditionally, irrevocably and absolutely releases and discharges the Company and its parents, and each of their respective subsidiaries and affiliates, and all of their respective past, present and future employees, officers, directors, agents, owners, shareholders, partners, representatives, members, attorneys, insurers and benefit plans (and all administrators and fiduciaries of any such benefit plans), and all of their respective predecessors, successors, heirs and assigns in their personal and representative capacities (collectively, the “Released Parties”), from liability for, and waives, any and all claims, demands, causes of action, suits, controversies, actions, crossclaims, counterclaims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, any other damages, claims for costs and attorneys’ fees, losses or liabilities of any nature whatsoever in law or in equity, and any other liabilities, known or unknown, suspected or unsuspected, of any nature whatsoever (collectively, “Claims”) that Employee has or may have against the Released Parties: (i) arising from the beginning of time through the date upon which Employee executes this Agreement or re-executes it (as applicable); (ii) arising out of, or relating to, Employee’s employment with any Released Parties; (iii) arising out of, or relating to, any agreement and/or any awards, policies, plans, programs or practices of the Released Parties that may apply to Employee or in which Employee may participate (or previously participated) and/or any rights under bonus plans or programs of Released Parties and/or any other short-term or long-term equity-based or cash-based incentive plans or programs of the Released Parties; (iv) arising out of, or relating to, the termination of Employee’s employment with any of the Released Parties; and/or (v) arising out of, or relating to, Employee’s status as an employee, member, officer or director of any of the Released Parties, including, but not limited to, any allegation, Claim or violation arising under any federal, state or local civil or human rights law, or under any other local, state or federal law (including, but not limited to, under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; and the Employee Retirement Income Security Act of 1974, as amended); or under any public policy, contract or tort; or under common law; or under any policies, practices or procedures of the Company or any Released Parties; or for wrongful discharge, breach of contract, infliction of emotional distress or defamation; or for costs, fees or other expenses, including attorneys’ fees incurred in these matters. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE RELEASED PARTIES.

(b) Employee hereby agrees not to bring or cause to be brought any Claims and Employee represents and agrees that Employee has not, directly or indirectly, instituted, prosecuted, filed or processed any litigation, Claims or proceedings against the Company or any of the Released Parties, nor has Employee encouraged or assisted anyone to institute, prosecute, file or process any litigation, Claims or proceedings against the Company or any of the Released Parties. Employee represents that Employee has not made assignment or transfer of any right or Claim covered by this Agreement and is not aware of any such right or Claim.

(c) Employee understands that Employee may later discover claims or facts that may be different than, or in addition to, those which Employee now knows or believes to exist with regards to the subject matter of this Agreement, and which, if known at the time of executing or re-executing this Agreement, may have materially affected this Agreement or Employee’s decision to enter into it. Employee hereby waives any right or claim that might arise as a result of such different or additional claims or facts. This Agreement is not intended to bar any rights or Claims (i) that may not be waived by private agreement under applicable law, (ii) for any vested benefits under the Company’s 401(k) plan (if any), and/or (iii) to indemnification rights (if any) under the Company’s governing documents. Nothing in this Agreement is intended to prohibit or restrict Employee’s right to file a charge with, or participate in a charge by, the Equal Employment Opportunity Commission (“EEOC”), the Securities and Exchange Commission or any other similar governmental agency or cooperating with any such agency; provided, however, that, to the extent permitted by applicable law, Employee hereby waives the right to recover any monetary damages or other relief against any Released Parties as a result of such EEOC or other governmental agency proceeding or subsequent legal actions; and provided, further, that nothing in this Agreement shall prohibit Employee from receiving any monetary award to which Employee becomes entitled pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

2. Satisfaction of All Leaves and Payment Amounts. By re-executing this Agreement, Employee acknowledges and agrees that Employee has received all leaves (paid and unpaid) to which Employee has been entitled during Employee’s employment with the Company or any other Released Party and, with the exception of Employee’s eligibility to receive the Termination Benefits (as described in the Transition Letter), Employee has received all wages, bonuses and other compensation, been provided all benefits and been afforded all rights and been paid all sums that Employee is owed or has been owed by the Company or any other Released Party, including, without limitation, all payments arising out of all incentive plans and other compensation or bonus arrangements. Employee acknowledges and agrees that Employee’s receipt of any Termination Benefits is conditioned on the Second Release Effective Date (as defined in Section 12 below) occurring within sixty (60) days following Employee’s termination date. Upon Employee’s termination of employment, Employee will be deemed to have automatically resigned from all positions that Employee holds as a member of any board, officer, director or fiduciary of the Company or any of its affiliates (as applicable). Employee will take all actions reasonably requested by the Company to give effect to this provision.

3. Continuing Obligations. Employee hereby reaffirms Employee’s obligations under the Transition Letter, the CIC Plan, the Equity Plan and any award agreements granted thereunder, and under any other plan, agreement (including any restrictive covenant agreement), arrangement or policy in which Employee has entered into, or is currently bound, with the Company (including any of its predecessors), any of its parents or their respective subsidiaries and affiliates (collectively, the “Company Group”) (including, without limitation, any post-employment obligations, which shall be collectively referred to herein as the “Post-Termination Continuing Obligations”), all of which are hereby incorporated by reference, and agrees to comply at all times with such obligations.

4. Restrictive Covenants. Employee hereby agrees to be bound by the restrictive covenants and obligations set forth in Exhibit A attached hereto (collectively, the “Restrictive Covenants”). Employee agrees that the Company’s remedies at law for a breach or threatened breach of any Restrictive Covenants would be inadequate, and in recognition of this fact, Employee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond or other security, is entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available, without the necessity of showing actual monetary damages. In addition to the conditions set forth in the Transition Letter (including, without limitation, the forfeiture of the Termination Benefits in the event of a termination of Employee’s employment by the Company for Cause or by Employee other than due to death or Disability), in the event of a violation or breach by Employee of any of the Restrictive Covenants, Employee’s right to receive any Termination Benefits will immediately cease and be forfeited, and any previously paid severance benefits under the CIC Plan, as set forth in the Transition Letter, will be immediately repaid by Employee to the Company.

5. Indemnification. Employee shall indemnify and hold the Released Parties harmless from and against any and all losses, costs, damages, or expenses, including without limitation, attorneys’ fees, incurred by the Released Parties that arises out of any breach of this Agreement by Employee.

6. Third-Party Beneficiaries. Employee acknowledges and agrees that all Released Parties are third-party beneficiaries of Employee’s covenants, representations, warranties and release of claims under this Agreement and have the right to enforce this Agreement as if they were parties hereto.

7. Confidentiality. Employee agrees that the existence and terms of this Agreement are confidential. Accordingly, Employee shall not disclose this Agreement’s existence or the terms hereof to any person or entity, except that Employee may disclose the terms of this Agreement to Employee’s spouse, attorney, tax advisor or accountant, and as otherwise required and compelled by law so long as Employee instructs these individuals that the information is confidential and shall not be disclosed to any other person or entity, and Employee remains responsible for any disclosure by any such persons.

8. Governing Law; Jurisdiction; Waiver of Jury Trial. The parties agree that this Agreement and the rights and obligations hereunder shall be exclusively governed by, and construed in accordance with, the laws of the Delaware regardless of any principles of conflicts of laws or choice of laws of any jurisdiction. The parties agree that any action between Employee and the Company Group shall be resolved exclusively in a federal or state court in Houston, Texas, and the Company and Employee hereby consent to such jurisdiction and waive any objection to the jurisdiction of any such court. As a specifically bargained for inducement for each of the parties to enter into this Agreement, Employee and the Company (after having the opportunity to consult with counsel) hereby waive trial by jury as to any and all litigation arising out of and/or relating to this Agreement.

9. Entire Agreement. This Agreement (including Exhibit A) and the Transition Letter as well as the CIC Plan, Equity Plan and award agreements issued thereunder (each, as such terms are modified or described (as applicable) under the terms of the Transition Letter), constitute the complete and entire agreement and understanding of the parties, and supersede in their entirety any and all prior understandings, negotiations, commitments, obligations and/or agreements, whether written or oral, between the parties. Notwithstanding the foregoing, the restrictions set forth in Sections 3 and 4 of this Agreement (including Exhibit A) compliment and are in addition to (and do not supersede or replace) any confidentiality, non-disclosure, non-competition, non-solicitation, trade secret, and/or assignment of inventions and other intellectual property provisions to which Employee’s employment was subject, including those which are incorporated by reference herein, which provisions will remain in full force and effect subsequent to the execution or re-execution of this Agreement. Each party represents that, in executing this Agreement or re-executing it (as applicable), such party has not relied upon any representation or statement made by the other party, other than those set forth in this Agreement, with regard to the subject matter, basis or effect of this Agreement.

10. No Admission of Wrongdoing. Employee agrees that neither this Agreement, nor the furnishing of the consideration for this Agreement, shall be deemed or construed at any time to be an admission by any Released Parties of any improper or unlawful conduct.

11. Severability; Successors. The provisions of this Agreement are deemed severable. The invalidity or unenforceability of any provision of this Agreement (or any portion thereof) in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement (or any portion thereof) in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder are enforceable to the fullest extent permitted by applicable law. This Agreement will inure to the benefit of and may be enforced by any successor to all or substantially all of the business and/or assets of the Company.

12. Effectiveness; Execution and Re-Execution. Employee acknowledges that this Agreement will only become effective upon Employee’s timely execution and non-revocation of this Agreement within sixty (60) days following receipt of this Agreement in accordance the terms herein. Provided that Employee timely executes and does not revoke his execution of this Agreement within the time periods described below, the “Effective Date” shall occur on the eighth calendar day after the date on which Employee initially signs it in accordance with terms below. Further, the Company’s obligations in respect of the Termination Benefits, and the Company making any payments thereunder, are strictly contingent upon Employee’s timely re-execution and non-revocation of this Agreement in accordance with the terms herein. Provided that, within sixty (60) days following Employee’s termination date, Employee timely re-executes and does not revoke his re-execution of this Agreement within the time periods described below, the “Second Release Effective Date” shall occur on the eighth calendar day after the date on which Employee re-executes it in accordance with terms below.

13. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. A faxed, PDF or electronic signature shall operate the same as an original signature.

BY EXECUTING (OR RE-EXECUTING, AS APPLICABLE) THIS AGREEMENT, EMPLOYEE REPRESENTS AND AGREES THAT:

I.	EMPLOYEE HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT;

II.

EMPLOYEE UNDERSTANDS ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND KNOWS THAT EMPLOYEE IS GIVING UP IMPORTANT RIGHTS, INCLUDING, WITHOUT LIMITATION, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED; TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963; THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

III.

EMPLOYEE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING OR RE-EXECUTING IT (AS APPLICABLE) THIS AGREEMENT AND EMPLOYEE HAS DONE SO, OR, AFTER CAREFUL READING AND CONSIDERATION, EMPLOYEE HAS CHOSEN NOT TO DO SO ON EMPLOYEE’S OWN VOLITION;

IV.	PRIOR TO EXECUTING OR RE-EXECUTING (AS APPLICABLE) THIS AGREEMENT, EMPLOYEE HAS HAD AT LEAST 21 DAYS FROM THE DATE OF EMPLOYEE’S RECEIPT OF THIS AGREEMENT TO CONSIDER IT;

V.	ANY CHANGES MADE SINCE EMPLOYEE’S RECEIPT OF THIS AGREEMENT ARE NOT MATERIAL OR WERE MADE AT EMPLOYEE’S REQUEST AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

VI.

EMPLOYEE UNDERSTANDS THAT EMPLOYEE HAS 7 DAYS AFTER THE EXECUTION OR RE-EXECUTION (AS APPLICABLE) OF THIS AGREEMENT (SUCH 7-DAY PERIOD, THE “RELEASE REVOCATION PERIOD”) TO REVOKE IT (TO BE EFFECTIVE, SUCH REVOCATION MUST BE IN WRITING AND EMAILED TO GENERAL.COUNSEL@CHAMPIONX.COM BEFORE 11:59 P.M., CENTRAL TIME, ON THE LAST DAY OF THE RELEASE REVOCATION PERIOD), AND THAT THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

VII.

EMPLOYEE HAS EXECUTED OR RE-EXECUTED (AS APPLICABLE) THIS AGREEMENT KNOWINGLY, FREELY AND VOLUNTARILY (A) IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION TO WHICH EMPLOYEE WOULD NOT BE ENTITLED IN THE ABSENCE OF EXECUTING OR RE-EXECUTING AND NOT REVOKING THIS AGREEMENT AND (B) WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE EMPLOYEE WITH RESPECT TO IT; AND

VIII.

EMPLOYEE AGREES THAT THE PROVISIONS OF THIS AGREEMENT MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY EMPLOYEE.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the below-indicated date(s).

CHAMPIONX CORPORATION

/s/ Jordan Zweig	January 19, 2021
(Signature)	Date
Name: Jordan Zweig
Title: Senior Vice President and Chief Human Resource Officer

JAY A. NUTT

/s/ Jay A. Nutt	January 19, 2021
Jay A. Nutt	Date

RE-EXECUTED

NOT TO BE SIGNED

PRIOR TO THE LAST DAY OF EMPLOYMENT

Jay A. Nutt	Date

[Signature Page to Release and Separation Agreement]

EXHIBIT A

RESTRICTIVE COVENANTS

1. Restrictive Covenants. In exchange for the consideration set forth in the Transition Agreement and as a condition to Employee’s eligibility to receive the Termination Benefits, Employee hereby covenants and agrees to the following:

(a) Confidential Information. Employee acknowledges that Employee had access to the Released Parties’ confidential information due to the duties of Employee’s position and participation in the leadership and management of the Company Group. During Employee’s employment with the Company and following Employee’s termination of employment with the Company for any reason or no reason, Employee will not, in any form or manner, directly or indirectly, divulge, disclose or communicate to any person, entity, firm, corporation or any other third party, any Confidential Information. For purposes of this Agreement, “Confidential Information” shall mean, but shall not be limited to: (1) any technical or non-technical data, techniques, drawings, designs, processes, procedures, improvements, methods, treatments, specifications, new products, products in development, inventions, models, manuals, innovation, know-how, financial data, lists of actual or potential customers or suppliers of the Company Group; (2) any information regarding the Company Group’s marketing, sales or dealer network, business development or merger, acquisition, or divestiture plans; and (3) personal identifying information received through Employee’s job duties about other employees or customers, such as employees’ and customers’ social security numbers, credit card information, bank account information, PIN numbers, or personal health information, and (4) all other confidential proprietary information or trade secrets in any form or medium (whether merely remembered or embodied in a tangible or intangible form or medium) whether now or hereafter existing, relating to or arising from the past, current or potential business, activities and/or operations of the Company Group, including, without limitation, any such information relating to or concerning finances, sales, marketing, advertising, transition, promotions, pricing, personnel, customers, suppliers, vendors, partners and/or competitors. The foregoing will not apply to information that (i) was known to the public before its legitimate and lawful disclosure to Employee; or (ii) Employee is required to disclose by applicable law, regulation or legal process, provided that Employee provides the Company with prior notice of the contemplated disclosure and cooperates with the Company in seeking a protective order or other appropriate protection of such information.

(b) Employee Protections.

(i) 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the parties to this Agreement have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

(ii) Notwithstanding anything to the contrary contained herein, no provision of this Agreement will be interpreted so as to impede Employee (or any other individual) from (i) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Agreement, or as required by law or legal process, including with respect to possible violations of law, (ii) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency, legislative body or any self-regulatory organization, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, (iii) accepting any U.S. Securities and Exchange Commission Awards, or (iv) making other disclosures under the whistleblower provisions of federal law or regulation. In addition, nothing in this Agreement or any other agreement or policy of the Company Group prohibits or restricts Employee from initiating communications with, or responding to any inquiry from, any administrative, governmental, regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. Employee does not need the prior authorization of the Company to make any such reports or disclosures and Employee will not be required to notify the Company that such reports or disclosures have been made.

(c) Non-Competition. Employee acknowledges that (i) Employee performs services of a unique nature for the Company Group that are irreplaceable and that Employee’s performance of such services to a competing business will result in irreparable harm to the Company Group; (ii) Employee has had and will continue to have access to Confidential Information, which, if disclosed, would unfairly and inappropriately assist in competition against the Company Group; (iii) in the course of employment by a competitor, Employee would inevitably use or disclose such Confidential Information; (iv) the Company Group has substantial relationships with their customers and Employee has had and will continue to have access to these customers; (v) Employee has received and will receive specialized training from the Company Group; and (vi) Employee has generated and will continue to generate goodwill for the Company Group in the course of employment. Accordingly, Employee hereby agrees that, during employment with the Company and for a period of twelve (12) months after the termination of Employee’s employment with the Company for any reason or no reason (the “Post-Employment Restrictive Period”), Employee shall not, directly or indirectly, as an individual, partner, stockholder, director, officer, principal, agent, independent contractor, employee, trustee, lender of money or in any other relation or capacity whatsoever, on his/her own behalf or in combination with others (other than on behalf of the Company Group and its successors and assignees during Employee’s employment): (1) engage in any activity or perform any services that contribute to any research, discovery, development, manufacture, importation, marketing, promotion, or sale of one or more Competing Products, to the extent Employee engaged in the same or similar activities and/or performed the same or similar services for or on behalf of the Company Group; or (2) engage in any activity during the performance of which Confidential Information is likely to be used or disclosed. Notwithstanding the foregoing, the restrictions in this Section 1(c) of Exhibit A shall only restrict Employee’s activities during the Post-Employment Restrictive Period within the Territory. For purposes of this Section 1 of Exhibit A, “Territory” means any country, city, county and other locale in which Employee had responsibilities, client contact, provided any services or products or had access to Confidential Information during the two years preceding the date of termination of Employee’s employment. For purposes of this Section 1 of Exhibit A, “Competing Products” means any Company Group product, process, or service (in each case, whether in existence or under development) that has the same or similar purpose or use as, or improves upon or competes with, in each case, a product, process, or service researched, discovered, developed, manufactured, imported, marketed, sold, or offered for sale by any member of the Company Group or its successors or assignees, during Employee’s employment with the Company Group if Employee worked on and/or received Confidential Information about such product, process, or service during his/her employment with the Company Group (which products, processes and services include, but are not limited to, the provision of equipment, services and technologies used in the drilling, completion and production of wells for the production of oil and natural gas, including, without limitation, artificial lift equipment, chemistry solutions, and digital technologies). Nothing in this Section 1(c) of Exhibit A shall prevent Employee from being a passive owner of not more than two percent (2%) of the issued and outstanding securities of a corporation whose securities are publicly traded and which is subject to the reporting requirements of the Securities Exchange Act of 1934.

(d) Non-Solicitation of Customers. During the Post-Employment Restrictive Period, Employee shall not, directly or indirectly, as an individual, partner, stockholder, director, officer, principal, agent, independent contractor, employee, trustee, lender of money or in any other relation or capacity whatsoever, on Employee’s own behalf or in combination with any other person, firm corporation or other entity, (i) promote or market any Competing Products to any Customer, or (ii) solicit any Customer for the purpose of selling any Competing Products. For purposes of this Section 1 of Exhibit A, “Customer” means (x) any clients or customers with whom Employee had direct contact or business dealings or indirect contact or business dealings (through the supervision of other employees) during Employee’s employment with Company Group, or (y) any client or customers about whom Employee learned Confidential Information as a result of Employee’s employment with the Company Group.

(e) Non-Solicitation of Employees. During the Post-Employment Restrictive Period, Employee shall not, directly or indirectly, induce or attempt to induce or otherwise counsel, advise, solicit or encourage any employee of the Company Group, to leave the employ of the Company Group or their successors and assigns, or to accept employment with any other person or entity.

(f) Non-disparagement. Neither Employee nor any of Employee’s representatives shall do, say, publish or communicate to any person, entity, customer of the Company Group or in any media or forum, including the use of internet social networking web or blog sites i.e. Facebook, Twitter, etc., any matter or thing which may be considered as negative comments or otherwise disparaging to any member of the Company Group (including, but not limited to, their directors, officers, or employees) in connection with any matter arising out of or relating to the Company Group. The foregoing will not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings). Company Group shall not do, say, publish or communicate to any person, entity, customer of the Company Group or in any media or forum, including the use of internet social networking web or blog sites i.e. Facebook, Twitter, etc., any matter or thing which may be considered as negative comments or otherwise disparaging to Employee. The foregoing will not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).

(g) Return of Company Property. Upon Employee’s termination of employment with the Company for any reason or no reason (or at any time prior thereto at the Company’s request) Employee shall return to the Company all Confidential Information and all Company Group property. Company Group property may include, but is not limited to, manuals of any sort and kind, cost information, keys, access cards, credit cards, phone cards, computers, laptops, cell phones, smart phones, computer programs, computer discs, computer lists, databases, product lists, price lists, records of all sorts, data samples, models, programs, handbooks, lists of customers, lists of suppliers, financial data, contracts, and any other writings or compilation of information relating in any manner to the operation of Released Parties, including all copies (photocopies, handwritten copies, electronic copies or otherwise) of such documents or writings. Employee’s compliance with this Section 1(g) of Exhibit A may require that Employee remove and/or delete any data or information that is Company Group property from any personal computer, smart phone or cell phone. Upon Employee’s termination of employment with the Company for any reason or no reason (or at any time prior thereto at the Company’s request) Employee shall have provided the Company with any pass words or access codes needed to access any Company Group computer, smart phone or cell phone that was in Employee’s possession or control during Employee’s employment.

(h) Reasonableness of Covenants. By executing this Agreement or re-executing it (as applicable), Employee gives the Company assurance that Employee has carefully read and considered all of the terms of the Agreement, including the restraints imposed under this Section 1 of Exhibit A. Employee agrees that these restraints are necessary for the reasonable and proper protection of the Company Group and their Confidential Information and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area, and that these restraints, individually or in the aggregate, will not prevent Employee from obtaining other suitable employment during the period in which Employee is bound by the restraints. Employee acknowledges that each of these covenants has a unique, substantial and immeasurable value to the Company Group and that Employee has sufficient assets and skills to provide a livelihood while such covenants remain in force. Employee further agrees that Employee will not challenge the reasonableness or enforceability of any of the covenants set forth in this Section 1 of Exhibit A, and that Employee will reimburse the Company Group for all costs (including reasonable attorneys’ fees) incurred in connection with any action to enforce any of the provisions of this Section 1 of Exhibit A due to Employee’s breach of any of the covenants set forth in this Section 1 of Exhibit A. It is also agreed that each member of the Company Group will have the right to enforce all of Employee’s obligations to that applicable member under this Agreement, including, without limitation, pursuant to this Section 1 of Exhibit A.

(i) Reformation. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 1 of Exhibit A is excessive in duration or scope or is unreasonable or unenforceable under applicable law, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the laws of that state.

(j) Tolling. In the event of any violation of the provisions of this Section 1 of Exhibit A, Employee agrees that the post-termination restrictions contained in this Section 1 of Exhibit A will be extended by a period of time equal to the period of such violation, it being the intention of the parties hereto that the running of the Post-Employment Restrictive Period will be tolled during any period of such violation.

2. Cooperation. Upon the receipt of reasonable notice from the Company (including outside counsel), Employee agrees that during the remainder of Employee’s employment and thereafter, Employee will respond and provide information with regard to matters of which Employee has knowledge as a result of Employee’s employment, and will provide reasonable assistance to the Company Group in defense of any claims made against the Company Group, and will assist the Company Group in the prosecution of any claims made by any member of the Company Group, to the extent that such claims may relate to Employee’s term of employment (collectively, “Cooperation Claims”). Employee agrees to promptly inform the Company if Employee becomes aware of any lawsuits involving Cooperation Claims that may be filed or threatened against any member of the Company Group. Employee also agrees to promptly inform the Company (to the extent that Employee is legally permitted to do so) if Employee is asked to assist in any investigation of the Company Group (or their actions) or another party attempts to obtain information or documents from Employee (other than in connection with any litigation or other proceeding in which Employee is a party-in-opposition) with respect to matters Employee believes in good faith to relate to any investigation of the Company Group, in each case, regardless of whether a lawsuit or other proceeding has then been filed against the Company Group with respect to such investigation, and will not do so unless legally required. During the pendency of any litigation or other proceeding involving Cooperation Claims, Employee will not communicate with anyone (other than Employee’s attorneys and tax and/or financial advisors and except to the extent that Employee determines in good faith is necessary in connection with the performance of Employee’s duties to the Company Group prior to Employee’s termination of employment with the Company) with respect to the facts or subject matter of any pending or potential litigation or regulatory or administrative proceeding involving any member of the Company Group without giving prior written notice to the Company or the Company’s counsel. Upon presentation of appropriate documentation, the Company will pay or reimburse Employee for all reasonable and necessary out-of-pocket business expenses incurred by Employee in complying with this Section 2 of Exhibit A.

3. Survival. The obligations contained in this Exhibit A hereof will survive the termination of Employee’s employment with the Company and are fully enforceable thereafter.